As filed with the Securities and Exchange Commission on March 14, 1996.

                                             Registration No. 33-

Post-Effective Amendment No. 8 to       Post-Effective Amendment No. 7 to
 Registration Statement No. 33-49775     Registration Statement No. 33-45651
Post-Effective Amendment No. 6 to       Post-Effective Amendment No. 6 to
Registration Statement No. 33-15763      Registration Statement No. 33-41006
Post-Effective Amendment No. 7 to       Post-Effective Amendment No. 6 to
 Registration Statement No. 33-10810     Registration Statement No. 33-28320
Post-Effective Amendment No. 6 to       Post-Effective Amendment No. 6 to
 Registration Statement No. 2-10807      Registration Statement No. 2-49280
Post-Effective Amendment No. 4 to       Post-Effective Amendment No. 1 to
Registration Statement No. 33-55851      Registration Statement No. 33-64193


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM S-3
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933


                     J.P. MORGAN & CO. INCORPORATED
         (Exact name of Registrant as specified in its charter)

                 DELAWARE                      13-2625764

      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)

              60 Wall Street, New York, New York 10260-0060
                             (212) 483-2323
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            RACHEL F. ROBBINS
                      General Counsel and Secretary
                     J.P. Morgan & Co. Incorporated
              60 Wall Street, New York, New York 10260-0060
                             (212) 648-8423
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               Copies to:
                         MARGARET M. FORAN, ESQ.
              Vice President and Assistant General Counsel
                     J.P. MORGAN & CO. INCORPORATED
                             60 Wall Street
                      New York, New York 10260-0060

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

     If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. []

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]


                     CALCULATION OF REGISTRATION FEE
=======================================================================================
TITLE OF EACH
CLASS OF                         PROPOSED MAXIMUM   PROPOSED MAXIMUM
SECUIRTIES TO    AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
BE REGISTERED     REGISTERED        PER UNIT        OFFERING PRICE    REGISTRATION FEE
_______________________________________________________________________________________

    -                 -                 -                   -              $100
=======================================================================================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            EXPLANATORY NOTE


     The prospectus filed with this Registration Statement contains a form of market maker prospectus intended for use by direct or indirect wholly-owned subsidiaries of J.P. Morgan & Co. Incorporated, including J.P. Morgan Securities Inc., in connection with offers and sales related to secondary market transactions in debt securities that have been previously registered by J.P. Morgan & Co. Incorporated under the Securities Act of 1933 pursuant to the above-referenced registration statements on file with the Securities and Exchange Commission and in certain debt securities that are initially offered and sold by or on behalf of J.P. Morgan & Co. Incorporated after the effective date of this Registration Statement. The market maker prospectus is in addition to, and not in substitution for, the prospectuses relating to the referenced registration statements currently on file with the Securities and Exchange Commission.

Prospectus


J.P. Morgan & Co. Incorporated
Debt Securities


J.P. Morgan & Co. Incorporated ("J.P. Morgan") has issued one series of 1973 Debt Securities (as defined herein) pursuant to an indenture, dated as of November 11, 1973, between J.P. Morgan and The Bank of New York, as Trustee (the "1973 Indenture"). The following 1973 Debt Securities have been issued pursuant to the 1973 Indenture:

     $150,000,000  aggregate  principal  amount  of  4   3/4%
     Convertible Debentures due November 1, 1998.

J.P. Morgan has issued from time to time one or more series of 1982 Debt Securities (as defined herein) pursuant to an indenture, dated as of August 15, 1982, between J.P. Morgan and First Trust of New York, as Successor Trustee to Chemical Bank (formerly Manufacturers Hanover Trust Company), as amended by the First Supplemental Indenture dated as of May 5, 1986 and the Second Supplemental Indenture dated as February 27, 1996 (the "1982 Indenture"). The following 1982 Debt Securities have been issued pursuant to the 1982
Indenture:

     $290,000,000 aggregate principal amount of Floating Rate Notes due March 8, 1996; $500,000,000 aggregate principal amount of Floating Rate Notes due March 21, 1997; $500,000,000 aggregate principal amount of 6.20% Notes due May 13, 1996; $250,000,000 aggregate principal amount of Floating Rate Notes due July 17, 1996; and $100,000,000 aggregate principal amount of 5.97% Notes due August 21, 1996.

J.P. Morgan has issued from time to time one or more series of 1986 Debt Securities (as defined herein) pursuant to an indenture, dated as of December 1, 1986, between J.P. Morgan and First Trust of New York, as Successor Trustee to Citibank, N.A., as amended by the First Supplemental Indenture dated as of May 12, 1992 (the "1986 Indenture"). The following 1986 Debt Securities have been issued pursuant to the 1986 Indenture:

     $400,000,000 aggregate principal amount of Zero Coupon Subordinated Notes due April 1, 1998; $250,000,000 aggregate principal amount of 7 5/8% Subordinated Notes due November 15, 1998; $200,000,000 aggregate principal amount of 7 1/4% Subordinated Notes due January 15, 2002; $150,000,000 aggregate principal amount of 8 1/2% Subordinated Notes due August 15, 2003; and $300,000,000 aggregate principal amount of 9 5/8% Subordinated Notes due December 15, 1998.

J.P. Morgan has issued from time to time one or more series of 1993 Debt Securities (as defined herein) pursuant to an indenture, dated as of March 1, 1993, between J.P. Morgan and First Trust of New York, as Successor Trustee to Citibank, N.A., (the "1993 Indenture"). The following 1993 Debt Securities have been issued pursuant to the 1993 Indenture:

     $200,000,000 aggregate principal amount of Subordinated Constant Maturity Treasury Floating Rate Notes due March 13, 2000; $150,000,000 aggregate principal amount of 5 3/4% Subordinated Notes due October 15, 2008; $300,000,000 aggregate principal amount of 6 1/4%
     Subordinated Notes due January 15, 2009; $500,000,000 aggregate principal amount of 7 5/8% Subordinated Notes due September 15, 2004; $100,000,000 aggregate principal amount of 8% Subordinated Notes due May 30, 2005; $100,000,000 aggregate principal amount of 7 1/4%
     Subordinated Notes due October 1, 2010; $100,000,000 aggregate principal amount of 6.61% Subordinated Notes due December 15, 2010; $300,000,000 aggregate principal amount of 6 1/4% Subordinated Notes due December 15, 2005; and $100,000,000 aggregate principal amount of 6 1/4% Subordinated Notes due February 15, 2011.


       THE   DEBT  SECURITIES  ARE  NOT  DEPOSITS  OR   OTHER
OBLIGATIONS  OF  A BANK AND ARE NOT INSURED  BY  THE  FEDERAL
DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES  AND  EXCHANGE COMMISSION NOR HAS  THE  COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is March   , 1996.

This Prospectus has been prepared in connection with the securities (the "Debt Securities") previously issued pursuant to the 1973 Indenture, the 1982 Indenture, the 1986 Indenture and the 1993 Indenture (which are collectively referred to herein as the "Indentures"). (The trustees and successor trustees under the Indentures are hereinafter referred to as the "Trustees" and individually as a "Trustee".) This prospectus is to be used by J.P. Morgan Securities Inc. ("JPMSI"), a broker-dealer and an indirect wholly-owned subsidiary of J.P. Morgan, in connection with offers and sales of the Debt Securities in the course of its business as a broker-dealer. The participation of JPMSI in the offer and sale of the Debt Securities complies with the requirements of Schedule E of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate and complies with any restrictions imposed on JPMSI by the Board of Governors of the Federal Reserve System. JPMSI may act as principal or agent in such transactions. The Debt Securities may be offered or sold on the New York Stock Exchange in the event the particular series of Debt Securities has been listed thereon, or another stock exchange, or off any exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prices prevailing at the time of sale.

                    AVAILABLE INFORMATION

     J.P. Morgan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning J.P. Morgan can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning J.P. Morgan may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     J.P. Morgan has filed with the Commission registration statement numbers 2-49280, 33-10810, 33-28320, 33-41006, 33-
10807, 33-15763, 33-45651, 33-49775, 33-55851 and 33-64193
(herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Debt Securities. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statements.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      J.P. Morgan hereby incorporates by reference in this Prospectus J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994 (included in its Annual Report to Stockholders), J.P. Morgan's quarterly report on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and
September 30, 1995 and J.P. Morgan's Reports on Form 8-K dated January 12, 1995, February 14, 1995, February 27, 1995, April 13, 1995, May 23, 1995, June 21, 1995, July 13, 1995,
July 18, 1995, October 12, 1995, December 13, 1995, December 14, 1995, January 11, 1996, February 6, 1996, February 20,
1996  and  February  23, 1996 heretofore  filed  pursuant  to
Section 13 of the Exchange Act.

     All documents filed by J.P. Morgan pursuant to Section
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     J.P. Morgan will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests should be directed to the Office of the Corporate Secretary, J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260. Telephone requests for such copies should be directed to the Corporate Secretary at (212) 648-3406.


               J.P. MORGAN & CO. INCORPORATED

     J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for a group of global subsidiaries that provide a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. MorganOs activities are summarized as follows:

Finance and Advisory

     J.P. Morgan provides strategic advice and capital raising services to its broad range of clients. The firm advises clients on the financial and business implications of corporate strategies, which may result in mergers, acquisitions, divestitures, recapitalizations, privatizations, joint ventures, and restructurings. The firm also provides advice on defensive strategies and analysis and research on capital structure. J.P. Morgan structures and executes financing strategies in markets throughout the world. These strategies may involve commercial paper, syndicated loans, private placements, and the underwriting of both debt and equity, as well as other financing techniques. J.P. Morgan also extends credit, accepts deposits, and provides a variety of other banking and financial services.

Sales and Trading

     J.P. Morgan is an active participant, as a principal and as an agent for clients, in the markets for all major financial instruments, and it engages in hedging and managing a wide variety of financial risks both for clients and its own account. J.P. Morgan trades debt and equity securities in U.S. and international markets, and it distributes these securities to investors. J.P. Morgan structures, executes and makes markets in swaps, options, and other derivative instruments, and it buys and sells foreign currencies, conducting all of these transactions with clients and counterparties around the world. J.P. Morgan also trades certain commodities, and it buys and sells the loans of emerging market countries and other debtors. Market activities for clients and for its own account are supported by credit, economic, market, and fundamental industry and company research.

Asset Management and Servicing

     J.P. Morgan provides investment management services to institutional investors and investment management and fiduciary services to private clients, consisting of wealthy individuals, their families, and their businesses. J.P. Morgan manages employee benefit plans for corporations, state and local governments, and unions. Investment management services are also provided to a broad spectrum of other institutional investors, including foundations, endowments, sovereign governments, and insurance companies. Discretionary and nondiscretionary investment management services, credit and deposit products, and investment banking services are provided to private clients as well as fiduciary services, consisting of generational planning and trust and estate administration services.

     J.P. Morgan provides operational services, such as the administration of American and other depositary receipts as well as U.S. money transfer, and global trust and agency services. J.P. Morgan operates the Euroclear System, the worldOs largest clearance and settlement system for internationally traded securities, under contract to the Euroclear System Societe Cooperative in Brussels. J.P. Morgan also serves as a futures commission merchant in the execution and clearance of futures contracts on major futures exchanges worldwide.

Equity Investments

     J.P. Morgan invests in debt and equity securities for its own account. The firm acquires equity securities for investment purposes primarily through private placements, recapitalizations, and corporate restructurings.

Asset and Liability Management

     Asset and liability management activities include managing the interest rate risk that arises from the firmOs nontrading interest-rate-sensitive assets and liabilities. A variety of instruments, both on- and off-balance-sheet, in numerous currencies are used in an integrated manner to achieve the firm's objectives.

Regulation

     J.P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Act"). Under the Act, J.P. Morgan is required to file certain reports with the Board of Governors of the Federal Reserve System (the "Board") and is subject to examination by the Board. The Act generally precludes J.P. Morgan and its subsidiaries from engaging in nonbanking activities, or from acquiring more than 5% of any class of voting securities of any company engaging in such activities, unless the Board has determined, by order or regulation, that such proposed activities are closely related to banking. Federal law and Board interpretations limit the extent to which J.P. Morgan and its subsidiaries can engage in certain aspects of the securities business. Under Board policy, J.P. Morgan is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank, even in circumstances where J.P. Morgan might not be in a financial position to do so.

     The Glass-Steagall Act prohibits affiliates of banks that are members of the Federal Reserve System, including
JPMSI, from being "engaged principally" in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). As interpreted by the Board, this prohibition currently restricts JPMSI's gross revenues from such activities to a maximum of 10% of its total gross revenues. J.P. Morgan will continue to seek ways to expand the limits on such activities and to achieve the reform of the Glass-Steagall Act necessary to achieve its long-term objectives.

     Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), J.P. Morgan's largest subsidiary, is a member of the Federal Reserve System. It and J.P. Morgan Delaware, another wholly owned subsidiary of J.P. Morgan, are members of the Federal Deposit Insurance Corporation ("FDIC"). Their businesses are subject to both U.S. federal and state law and to examination and regulation by U.S. federal and state banking authorities. J.P. Morgan and its nonbank subsidiaries are affiliates of Morgan Guaranty and J.P. Morgan Delaware within the meaning of the applicable federal statutes. Such banks are subject to restrictions on loans and extensions of credit to J.P. Morgan and certain other affiliates and on certain other types of transactions with them or involving their securities.

     Among other wholly owned subsidiaries:

          JPMSI is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, the New
     York Stock Exchange, and other exchanges.

          J.P. Morgan Futures Inc. is subject to regulation by the Commodity Futures Trading Commission, the
     National Futures Association, and the commodity exchanges and clearinghouses of which it is a member.

          J.P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers
     Act of 1940, as amended.

     J.P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

     The principal executive office of J.P. Morgan is located at 60 Wall Street, New York, New York 10260-0060, and its telephone number is (212) 483-2323.



Consolidated Ratios

               Consolidated Ratio of Earnings to Fixed Charges


                                             Year Ended December 31,
                                  ---------------------------------------
                                  1995   1994   1993      1992       1991

Excluding Interest
 on Deposits. . . . . . . . . .   1.35   1.40   1.70(a)   1.53(b)    1.42(c)
Including Interest
 on Deposits. . . . . . . . . .   1.24   1.28   1.46(a)   1.31(b)    1.23(c)


------------------------------------------
     (a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

     (b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was
1.67 excluding interest on deposits and 1.39 including interest on deposits.

     (c) For the year ended December 31, 1991, the ratio of earnings to fixed charges, including the extraordinary gain on early retirement of debt, was 1.43 excluding interest on deposits and 1.24 including interest on deposits.




         Consolidated Ratio of Earnings to Combined Fixed Charges and
                         Preferred Stock Dividends



                                         Year Ended December 31,
                                 ---------------------------------------
                                 1995   1994    1993     1992       1991

Excluding Interest
 on Deposits. . . . . . . . . .  1.34   1.39    1.69(a)  1.52(b)    1.40(c)
Including Interest
 on Deposits. . . . . . . . . .  1.23   1.27    1.46(a)  1.31(b)    1.22(c)


--------------------------------------------
     (a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.

     (b) For the year ended December 31, 1992, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for income taxes, was 1.65 excluding interest on deposits and 1.39 including interest on deposits.

     (c) For the year ended December 31, 1991, the ratio of earnings to combined fixed charges and preferred stock dividends, including the extraordinary gain on early retirement of debt, was 1.41 excluding interest on deposits and 1.23 including interest on deposits.


               DESCRIPTION OF DEBT SECURITIES
                  UNDER THE 1973 INDENTURE

     The brief summary of the principal provisions of the 1973 Indenture and the Debt Securities issued thereunder (the "1973 Debt Securities") does not purport to be complete. Certain capitalized terms used herein are defined in the 1973 Indenture. References in italics are to sections or articles of the 1973 Indenture. Where any particular sections or defined terms of the 1973 Indenture are referred to, such sections or defined terms are incorporated herein by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

Terms and Provisions of the 4 3/4% Convertible Debentures due
November 1, 1998

     The 4 3/4% Convertible Debentures due November 1, 1998 (the "Convertible Debentures") were issued under the 1973 Indenture and interest is payable semi-annually on May 1 and November 1 of each year to registered holders of record at the close of business on the April 15 or October 15 next preceding such May 1 or November 1. Interest is paid by checks mailed to such registered holders.

     Since J.P. Morgan is a holding company, the rights of creditors of J.P. Morgan, including the holders of the Convertible Debentures, to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary are subject to the prior claims of creditors of the subsidiary.

Terms of the 1973 Indenture

Conversion Rights. The 1973 Debt Securities are convertible at their principal amount into shares of J.P. Morgan common stock at any time prior to November 1, 1998 (unless the 1973 Debt Securities or a portion thereof is called for redemption, in which case to and including but not after the date fixed for redemption in respect of such 1973 Debt Securities or portion thereof called for redemption) at $80 a share (the "Conversion Price"), subject to adjustment in certain events. (Section 4.01.) Notice of redemption will be given to holders of the 1973 Debt Securities to be redeemed by first class mail at their last addresses on the registry books of J.P. Morgan. (Section 3.02.)

     The Conversion Price is subject to adjustment upon certain events, including the issuance of common stock of J.P. Morgan as a dividend or distribution; subdivisions, combinations or reclassifications of common stock of J.P. Morgan; the issuance to holders of J.P. Morgan common stock of rights or warrants (expiring 45 days after the record date for determining stockholders entitled to receive them) to subscribe for J.P. Morgan common stock at less than the then current market price (as defined); or the distribution to the holders of J.P. Morgan common stock of evidences of indebtedness, assets (excluding dividends in cash out of retained earnings) or rights or warrants to subscribe other than those mentioned above. Upon conversion no adjustments will be made for accrued interest or dividends and, therefore, 1973 Debt Securities surrendered for conversion after April 15 or October 15 next preceding an interest payment date and prior to such interest payment date must be accompanied by payment of an amount equal to the interest thereon which is to be paid on such interest payment date. No adjustment of the Conversion Price will be required to be made in any case until cumulative adjustments amount to $0.50 per share or more. J.P. Morgan reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as J.P. Morgan in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by J.P. Morgan to its stockholders shall not be taxable. (Sections
4.02 and 4.04.)

     Conversion of the 1973 Debt Securities may be effected by delivering them at the office or agency to be maintained by J.P. Morgan for that purpose in New York City. (Section
4.02.)

     Fractional shares of common stock will not be delivered upon conversion, but a cash adjustment will be paid in respect of such fractional interests, based on the then current market price of J.P. Morgan common stock. (Section 4.03.)

Redemption. The 1973 Debt Securities may be redeemed on at least 30 and not more than 60 days' notice at the option of J.P. Morgan, as a whole or in part, at any time, at 100% of the principal amount thereof, in each case with accrued interest to the date fixed for redemption. (Sections 3.01 and 3.02.)

Events of Default. Events of default are defined in the 1973 Indenture as being: default for 30 days in payment of any interest installment when due; default in payment of principal or premium, if any, when due; default for 90 days after notice to J.P. Morgan by the Trustee or to J.P. Morgan and the Trustee by the holders of 25% in principal amount of the outstanding 1973 Debt Securities in performance of any other covenant in the 1973 Indenture; and certain events of bankruptcy, insolvency and reorganization of J.P. Morgan. (Section 7.01.)

     The Trustee shall be entitled, subject to the duty of the Trustee during default to act within the required standard of care, to be indemnified by the holders of the 1973 Debt Securities before proceeding to exercise any right or power under the 1973 Indenture at the request of holders of the 1973 Debt Securities. (Section 8.02.) The holders of a majority in principal amount of the outstanding 1973 Debt Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 7.07.)

     J.P. Morgan will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Section 11.02.)

Modification of the 1973 Indenture. The 1973 Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of 66 2/3% in principal amount of the outstanding 1973 Debt Securities, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the 1973 Indenture or modifying the rights of the holders of 1973 Debt Securities, except that no such supplemental indenture may (i) extend the fixed maturity of any 1973 Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium thereon, or change the currency of payment, or impair the right to convert the 1973 Debt Securities, without the consent of the holder of each 1973 Debt Security so affected, or (ii) reduce the aforesaid percentage of 1973 Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all outstanding 1973 Debt Securities. (Section 11.02.)

     See "Description of Capital Securities" below.

               DESCRIPTION OF DEBT SECURITIES
                  UNDER THE 1982 INDENTURE

     The brief summary of the principal provisions of the 1982 Indenture and the Debt Securities issued thereunder (the "1982 Debt Securities") does not purport to be complete. Certain capitalized terms used herein are defined in the 1982 Indenture. References in italics are to sections or articles of the 1982 Indenture. Where any particular sections or defined terms of the 1982 Indenture are referred to, such sections or defined terms are incorporated herein by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

Terms and Provisions of the Floating Rate Notes due March 8,
1996

General. The Floating Rate Notes due March 8, 1996 (the "1996 Floating Rate Notes") were issued under the 1982 Indenture and interest is payable quarterly on June 8, 1995, September 8, 1995, December 8, 1995 and March 8, 1996 (each a "1996 FRN Interest Payment Date") to the persons whose names the 1996 Floating Rate Notes are registered at the close of business on the fifteenth calendar day prior to each 1996 FRN Interest Payment Date. The interest rate on the 1996 Floating Rate Notes will be subject to daily adjustments, as described below under "Interest and Maturity", and will be equal to 10 basis points (0.10%) above the Average Federal Funds Rate, determined as described below. Interest will be computed on the basis of a 360 day year and the actual number of days in the applicable Interest Period (as defined below). The 1996 Floating Rate Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund.

     The 1996 Floating Rate Notes are not represented by notes in definitive form but are represented by one or more global securities (the "1996 Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 1996 Floating Rate Notes represented by the 1996 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 1996 Floating Rate Notes in definitive form will not be issued. The 1996 Floating Rate Notes trade in the Depository's Same-Day Funds Settlement System, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

     The 1996 Floating Rate Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent and transfer agent for the 1996 Floating Rate Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

     The 1996 Floating Rate Notes are unsecured and rank on a parity with all other unsecured and unsubordinated indebtedness of J.P. Morgan. Since J.P. Morgan is a holding company, however, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the 1982 Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary.

Interest and Maturity. The 1996 Floating Rate Notes will mature on March 8, 1996 and will not be subject to redemption by J.P. Morgan prior to maturity.

     The 1996 Floating Rate Notes will bear interest from March 8, 1995 and be payable quarterly in arrears on June 8, 1995, September 8, 1995, December 8, 1995 and March 8, 1996 (each a "1996 FRN Interest Payment Date") to the persons in whose names the 1996 Floating Rate Notes are registered at the close of business on the fifteenth calendar day prior to the 1996 FRN Interest Payment Date (each a "Record Date"). The principal of the 1996 Floating Rate Notes, together with the interest accrued and unpaid thereon, is due in full on March 8, 1996 (the "1996 FRN Maturity Date").

     In any case in which a 1996 FRN Interest Payment Date or the 1996 FRN Maturity Date is not a Business Day, the 1996 FRN Interest Payment Date or 1996 FRN Maturity Date, as the case may be, will become the next succeeding Business Day. The term "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close. The "Interest Period" with respect to a 1996 Floating Rate Note is each successive period from and including a 1996 FRN Interest Payment Date in respect of such 1996 Floating Rate Note up to but excluding the next succeeding 1996 FRN Interest Payment Date, except that the initial Interest Period commences on March 8, 1995.

     The interest rate for each Interest Period will be determined by the Calculation Agent (defined below) in accordance with the following provisions:

          The interest rate for each Interest Period will be equal to 10 basis points (0.10%) above the Average Federal Funds Rate (as defined below). Interest will be computed on the basis of a 360 day year and the actual number of days in the applicable Interest Period.

          The Average Federal Funds Rate for an Interest
     Period will be the arithmetic mean, as determined by the Calculation Agent, of the appropriate daily "Federal
     Funds Rate" for each day in such Interest Period.

          The "Federal Funds Rate" to be applied to any day in an Interest Period means the Federal Funds Effective Rate for the next preceding Business Day (the "Interest Determination Date") as set forth on Telerate Screen Page 120 (defined below) or, if not so set forth, then the Federal Funds Rate will be the rate on such Interest Determination Date for Federal Funds as published by the Board of Governors of the Federal Reserve System in H.15
     (519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in Composite Quotations (defined below) under the heading "Federal Funds/Effective Rate." If such rate is not yet published in Composite Quotations by 3:30 p.m., New York City time, on the Calculation Date, then the Federal Funds Rate will be the arithmetic mean, as calculated by the Calculation Agent, of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent after consultation with J.P. Morgan as of 11:00 a.m., New York City time, on such Interest Determination Date; provided that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate mentioned in this sentence, the rate of interest will be the rate of interest in effect on such Interest Determination Date.

          The "Calculation Date" pertaining to an Interest
     Period will be the Business Day preceding the relevant
     1996 FRN Interest Payment Date.

          "Telerate Screen Page 120" means the display designated as page "120" on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying the Federal Funds Effective Rate on a daily basis).

          "Composite Quotations" means the daily statistical release designated as Composite 3:30 p.m. Quotations for U.S. Government Securities or any successor publication, published by the Federal Reserve Bank of New York.

          All percentages resulting from any calculations on the 1996 Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g. 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

          J.P. Morgan has agreed that, so long as any of the 1996 Floating Rate Notes remain outstanding, it will maintain under appointment an agent (the "Calculation Agent"), initially the New York branch of Morgan Guaranty Trust Company of New York, to calculate the rate of interest payable on the 1996 Floating Rate Notes in respect of each Interest Period. If the Calculation Agent is unable or unwilling to continue to act as such, or if the Calculation Agent fails to establish the applicable rate of interest for any Interest Period, or if J.P. Morgan removes the Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the Calculation Agent. Morgan Guaranty Trust Company of New York is an affiliate of J.P. Morgan.

Terms and Provisions of the Floating Rate Notes due March 21,
1997

General. The Floating Rate Notes due March 21, 1997 (the "1997 Floating Rate Notes") were issued under the 1982 Indenture and interest is payable quarterly in arrears on June 21, September 21, December 21 and March 21, of each year (each a "1997 FRN Interest Payment Date") to the persons whose names the 1997 Floating Rate Notes are registered at the close of business on the fifteenth calendar day prior to each 1997 FRN Interest Payment Date. The interest rate on the 1997 Floating Rate Notes will be subject to daily adjustments, as described below under "Interest and Maturity", and will be equal to 15 basis points (0.15%) above the Average Federal Funds Rate, determined as described below. Interest will be computed on the basis of a 360 day year and the actual number of days in the applicable Interest Period (as defined below). The 1997 Floating Rate Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund.

     The 1997 Floating Rate Notes are not represented by notes in definitive form but are represented by one or more global securities (the "1997 Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 1997 Floating Rate Notes represented by the 1997 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 1997 Floating Rate Notes in definitive form will not be issued. The 1997 Floating Rate Notes trade in the Depository's Same-Day Funds Settlement System, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

     The 1997 Floating Rate Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent and transfer agent for the 1997 Floating Rate Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

     The 1997 Floating Rate Notes are unsecured and rank on a parity with all other unsecured and unsubordinated indebtedness of J.P. Morgan. Since J.P. Morgan is a holding company, however, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the 1982 Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary.

Interest and Maturity. The 1997 Floating Rate Notes will mature on March 21, 1997 and will not be subject to redemption by J.P. Morgan prior to maturity.

     The 1997 Floating Rate Notes will bear interest from March 21, 1995 and be payable quarterly in arrears on June 21, September 21, December 21 and March 21 of each year (each a "1997 FRN Interest Payment Date") to the persons in whose names the 1997 Floating Rate Notes are registered at the close of business on the fifteenth calendar day prior to the 1997 FRN Interest Payment Date (each a "Record Date"). The principal of the 1997 Floating Rate Notes, together with the interest accrued and unpaid thereon, is due in full on March 21, 1997 (the "1997 FRN Maturity Date").

     In any case in which a 1997 FRN Interest Payment Date or the 1997 FRN Maturity Date is not a Business Day, the 1997 FRN Interest Payment Date or 1997 FRN Maturity Date, as the case may be, will become the next succeeding Business Day. The term "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close. The "Interest Period" with respect to a 1997 Floating Rate Note is each successive period from and including a 1997 FRN Interest Payment Date in respect of such 1997 Floating Rate Note up to but excluding the next succeeding 1997 FRN Interest Payment Date, except that the initial Interest Period commences on March 21, 1995.

     The interest rate for each Interest Period will be determined by the Calculation Agent (defined below) in accordance with the following provisions:

          The interest rate for each Interest Period will be equal to 15 basis points (0.15%) above the Average Federal Funds Rate (as defined below). Interest will be computed on the basis of a 360 day year and the actual number of days in the applicable Interest Period.

          The Average Federal Funds Rate for an Interest
     Period will be the arithmetic mean, as determined by the Calculation Agent, of the appropriate daily "Federal
     Funds Rate" for each day in such Interest Period.

          The "Federal Funds Rate" to be applied to any day in an Interest Period means the Federal Funds Effective Rate for the second preceding Business Day (the "Interest Determination Date") as set forth on Telerate Screen Page 120 (defined below) or, if not so set forth, then the Federal Funds Rate will be the rate on such Interest Determination Date for Federal Funds as published by the Board of Governors of the Federal Reserve System in H.15 (519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in Composite Quotations (defined below) under the heading "Federal Funds/Effective Rate." If such rate is not yet published in Composite Quotations by 3:30 p.m., New York City time, on the Calculation Date, then the Federal Funds Rate will be the arithmetic mean, as calculated by the Calculation Agent, of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent after consultation with J.P. Morgan as of 11:00 a.m., New York City time, on such Interest Determination Date; provided that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate mentioned in this sentence, the rate of interest will be the rate of interest in effect on such Interest Determination Date.

          The "Calculation Date" pertaining to an Interest
     Period will be the second Business Day preceding the relevant 1997 FRN Interest Payment Date.

          "Telerate Screen Page 120" means the display designated as page "120" on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying the Federal Funds Effective Rate on a daily basis).

          "Composite Quotations" means the daily statistical release designated as Composite 3:30 p.m. Quotations for U.S. Government Securities or any successor publication, published by the Federal Reserve Bank of New York.

          All percentages resulting from any calculations on the 1997 Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g. 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

          J.P. Morgan has agreed that, so long as any of the 1997 Floating Rate Notes remain outstanding, it will maintain under appointment an agent (the "Calculation Agent"), initially the New York branch of Morgan Guaranty Trust Company of New York, to calculate the rate of interest payable on the 1997 Floating Rate Notes in respect of each Interest Period. If the Calculation Agent is unable or unwilling to continue to act as such, or if the Calculation Agent fails to establish the applicable rate of interest for any Interest Period, or if J.P. Morgan removes the Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the Calculation Agent. Morgan Guaranty Trust Company of New York is an affiliate of J.P. Morgan.

Terms and Provisions of the 6.20% Notes due May 13, 1996

     The 6.20% Notes due May 13, 1996 (the "6.20% Notes") were issued under the 1982 Indenture and interest is payable semi-annually on November 13, 1995 and May 13, 1996 to the persons in whose names the 6.20% Notes are registered at the close of business on the fifteenth calendar day prior to such payment dates. The 6.20% Notes are not entitled to any sinking fund. The 6.20% Notes will mature on May 13, 1996 and are not redeemable prior to their stated maturity. The 6.20% Notes are represented by Global Securities (the "6.20% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 6.20% Notes represented by the 6.20% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 6.20% Notes in definitive form will not be issued. Settlement for the 6.20% Notes will be made in immediately available funds. The 6.20% Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 6.20% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent and registrar for the 6.20% Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the Floating Rate Notes due July 17,
1996

General. The Floating Rate Notes due July 17, 1996 (the "1996 FR Notes") were issued under the 1982 Indenture and interest is payable quarterly in arrears on October 17, 1995, January 17, 1996, April 17, 1996, and July 17, 1996 (each a "1996 FR Interest Payment Date") to the persons in whose names the 1996 FR Notes are registered at the close of business on the fifteenth calendar day prior to the respective 1996 FR Interest Payment Date. The principal of the 1996 FR Notes, together with the interest accrued and unpaid thereon, is due in full on July 17, 1996. The interest rate on the 1996 FR Notes is subject to weekly adjustment, as described below under Interest and Maturity, and will be equal to 2 basis points (0.02%) above the Average Federal Funds Rate, determined as described below. Interest will be computed on the basis of a 360 day year and the actual number of days in the applicable Interest Period (as defined below). The 1996 FR Notes may not be redeemed prior to maturity and are not entitled to any sinking fund.

     The 1996 FR Notes are not represented by notes in definitive form but are represented by one or more global securities (the "1996 FR Global Securities") registered in the name of the nominee of The Depository Trust Company, which will act as the Depository. Interests in the 1996 FR Notes represented by the 1996 FR Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 1996 FR Notes in definitive form will not be issued. Settlement for the 1996 FR Notes will be made in immediately available funds. The 1996 FR Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity for the 1996 FR Notes will therefore settle in immediately available funds. All payments of principal and interest will be made by J.P. Morgan in immediately available funds. See "Same-Day Funds Settlement System" below.

     The 1996 FR Notes will be issued in fully registered form, in denominations of $250,000 with $50,000 integral multiples thereafter. The Paying Agent and Registrar for the 1996 FR Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

     The 1996 FR Notes are unsecured and rank on a parity with all other unsecured and unsubordinated indebtedness of J.P. Morgan. Since J.P. Morgan is a holding company, however, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the 1982 Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary.

Interest and Maturity. The 1996 FR Notes will mature on July
17, 1996 and will not be subject to redemption by J.P. Morgan prior to maturity.

     The 1996 FR Notes will bear interest from July 17, 1995 and be payable quarterly in arrears on October 17, 1995, January 17, 1996, April 17, 1996, and July 17, 1996 (each a "1996 FR Interest Payment Date") to the persons in whose names the 1996 FR Notes are registered at the close of business on the fifteenth calendar day prior to the respective 1996 FR Interest Payment Date. The principal of the 1996 FR Notes, together with the interest accrued and unpaid thereon, is due in full on July 17, 1996 (the "1996 FR Maturity Date").

     In any case in which a 1996 FR Interest Payment Date or the 1996 FR Maturity Date is not a Business Day, the 1996 FR Interest Payment Date or 1996 FR Maturity Date, as the case may be, will become the next succeeding Business Day. The term "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close. The "Interest Period" with respect to a 1996 FR Note is each successive period from and including a 1996 FR Interest Payment Date in respect of such 1996 FR Note up to but excluding the next succeeding 1996 FR Interest Payment Date, except that the initial Interest Period commences on July 17, 1995.

     The interest rate for each Interest Period will be determined by the Calculation Agent (defined below) in accordance with the following provisions:

          The interest rate for each Interest Period will be equal to 2 basis points (0.02%) above the Average
     Federal Funds Rate (as defined below). Interest will be computed on the basis of a 360 day year and the actual number of days in the applicable Interest Period.

          The "Average Federal Funds Rate" for an Interest
     Period will be the arithmetic mean, as determined by the Calculation Agent, of the appropriate "Federal Funds
     Rate" for each day in such Interest Period.

          The "Federal Funds Rate" to be applied to any week in an Interest Period (any such week beginning on a Tuesday through and including the next following Monday), except as provided below, means the Federal Funds Effective Rate for the seven-day period ending on the next preceding Wednesday as set forth on Telerate Screen Page 122 (defined below) on the next preceding Monday, or if such Monday is not a Business Day the next preceding Business Day on which such Federal Funds Effective Rate is so set forth (the "Interest Determination Date"). If such Federal Funds Effective Rate is not so set forth, then the Federal Funds Rate will be the rate for the seven-day period ending on the next preceding Wednesday to such Interest Determination Date for Federal Funds as published by the Board of Governors of the Federal Reserve System in H.15 (519) under the heading "Federal Funds (Effective)". If such Federal Funds Effective Rate is not so published by 9:00 a.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate for the seven-day period ending on the next preceding Wednesday to such Interest Determination Date as published by the Federal Reserve Bank of New York in Composite Quotations (defined below) under the heading "Federal Funds/Effective Rate." If such rate is not yet published in Composite Quotations by 3:30 p.m., New York City time, on the Calculation Date, then the Federal Funds Rate will be the arithmetic mean, as calculated by the Calculation Agent, of the rates for the last transaction in overnight Federal Funds on each of the Business Days of the seven-day period ending on the next preceding Wednesday to such Interest Determination Date arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent after consultation with J.P. Morgan as of 11:00 a.m., New York City time, on such Interest Determination Date. The interest rate in effect during the period commencing three business days prior to any Interest Payment Date and up to such Interest Payment Date shall be the rate applicable to the third business day preceding such Interest Payment Date.

          The "Calculation Date" pertaining to an Interest
     Period will be the second Business Day preceding the relevant Interest Payment Date.

          "Telerate Screen Page 122" means the display designated as page "122" on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying the Federal Funds Effective Rate on a weekly basis).

          "Composite Quotations" means the daily statistical release designated as Composite 3:30 p.m. Quotations for U.S. Government Securities or any successor publication, published by the Federal Reserve Bank of New York.

          All percentages resulting from any calculations on the 1996 FR Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g. 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

          J.P. Morgan has agreed that, so long as any of the 1996 FR Notes remain outstanding, it will maintain under appointment an agent (the "Calculation Agent"), initially the New York branch of Morgan Guaranty Trust Company of New York, to calculate the rate of interest payable on the 1996 FR Notes in respect of each Interest Period. If the Calculation Agent is unable or unwilling to continue to act as such, or if the Calculation Agent fails to establish the applicable rate of interest for any Interest Period, or if J.P. Morgan removes the Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the Calculation Agent. Morgan Guaranty Trust Company of New York is an affiliate of J.P. Morgan.

Terms and Provisions of the 5.97% Notes due August 21, 1996

     The 5.97% Notes due August 21, 1996 (the "5.97% Notes") were issued under the 1982 Indenture and interest is payable on August 21, 1996 to the persons in whose names the 5.97% Notes are registered at the close of business on the fifteenth calendar day prior to such payment date. The 5.97% Notes will mature on August 21, 1996. The 5.97% Notes may not be redeemed prior to their stated maturity and are not entitled to any sinking fund. Interest on the 5.97% Notes will be calculated on the basis of the actual number of days elapsed in a year of 360 days. The 5.97% Notes are represented by Global Securities (the "5.97% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 5.97% Notes represented by the 5.97% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 5.97% Notes in definitive form will not be issued. Settlement for the 5.97% Notes will be made in immediately available funds. The 5.97% Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 5.97% Notes are issued in fully registered form, in denominations of $1,000,000 with $1,000 integral multiples thereafter. The paying agent and registrar for the 5.97% Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms of the 1982 Indenture

Events of Default, Waiver, Notice, 1982 Debt Securities in Foreign Currencies. An Event of Default is defined as (i) default for 30 days in payment of any interest; (ii) default in payment of principal of or premium, if any, when due either at maturity, upon redemption, by declaration or otherwise; (iii) default by J.P. Morgan in the performance of any other covenant or warranty contained in the 1982 Indenture which shall not have been remedied for a period of 90 days after notice given as specified in the 1982 Indenture; and (iv) certain events of bankruptcy, insolvency and reorganization of J.P. Morgan. (Section 5.1.) The 1982 Indenture provides that the Trustee may withhold notice to the holders of the 1982 Debt Securities of any series of any default (except in payment of principal of or interest or premium, if any, on such 1982 Debt Securities) if the Trustee considers it in the interest of the holders of 1982 Debt Securities to do so. (Section 5.11)

      If an Event of Default as described in clause (i), (ii) or (iii) above shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of the 1982 Debt Securities then outstanding may declare the principal of all outstanding 1982 Debt Securities and the interest accrued thereon, if any, to be due and payable immediately and if an Event of Default described in clause (iii) or (iv) above shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of all 1982 Debt Securities then outstanding may declare the principal then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, or interest, if any,) may be waived by the holders of a majority in principal amount of the 1982 Debt Securities then outstanding. (Sections 5.1 and 5.10.)

     The holders of a majority in principal amount of the outstanding 1982 Debt Securities affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the 1982 Indenture, subject to certain limitations specified in the 1982 Indenture, provided that the holders of the 1982 Debt Securities shall have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d).)

     Each year J.P. Morgan shall deliver to the Trustee a written statement as to the absence of certain defaults under the 1982 Indenture. (Section 3.5.)

Modification of the 1982 Indenture. The 1982 Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of not less than 66 2/3% in principal amount of the 1982 Debt Securities at the time outstanding, to modify the 1982 Indenture or any supplemental indenture or the rights of the holders of the 1982 Debt Securities; provided that no such modification shall (i) extend the final maturity, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount 1982 Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any 1982 Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the 1982 Debt Securities provide therefor, any right of repayment at the option of the holder of a 1982 Debt Security, without the consent of the holder of each 1982 Debt Security so affected or (ii) reduce the aforesaid percentage of 1982 Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each 1982 Debt Security so affected. (Section 8.2.)

     The 1982 Indenture permits J.P. Morgan and the Trustee to amend the 1982 Indenture in certain circumstances without the consent of the holders of the 1982 Debt Securities to evidence the merger of J.P. Morgan or the replacement of the Trustee and for certain other purposes. (Section 8.1.)

Consolidations, Mergers and Sales of Assets. J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the 1982 Debt Securities and the performance and observance of all the covenants and conditions of the 1982 Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Nine.)


               DESCRIPTION OF DEBT SECURITIES
                  UNDER THE 1986 INDENTURE

     Brief summaries of the principal provisions of the 1986 Indenture and the Debt Securities issued thereunder (the "1986 Debt Securities") do not purport to be complete. Certain capitalized terms used herein are defined in the 1986 Indenture. References in italics are to sections or articles of the 1986 Indenture. Where any particular sections or defined terms of the 1986 Indenture are referred to, such sections or defined terms are incorporated herein by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

Terms and Provisions of the Zero Coupon Subordinated Notes due April 1, 1998

     The Zero Coupon Subordinated Notes due April 1, 1998
(the "Zero Coupon Notes") were issued pursuant to the 1986
Indenture and may not be redeemed prior to stated maturity and are not entitled to any sinking fund. There will not be any periodic payment of interest on the Zero Coupon Notes;
instead the Zero Coupon Notes are issued at a substantial discount from their principal amount at stated maturity.

     The Zero Coupon Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the Zero Coupon Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

     If upon the occurrence of an Event of Default the Zero Coupon Notes are declared to be due and payable (as described below under "Terms of the 1986 Indenture - Events of Default, Waiver, Notice, 1986 Debt Securities in Foreign Currencies") the amount due and payable will equal the sum of (i) the initial public offering price of the Zero Coupon Notes (56.086%) plus (ii) the accrued amortization of original issue discount calculated using the "interest" method (computed in accordance with generally accepted accounting principles in effect on the original issue date of the Zero Coupon Notes) from the date of original issuance to the date of acceleration.

     If a bankruptcy proceeding is commenced in respect of J.P. Morgan, under Section 502(b)(2) of Title 11 of the United States Code, the claim of the holder of a Zero Coupon Note with respect to the principal amount thereof would be limited to the issue price plus the pro rata portion of the initial discount (the difference between such principal amount and the issue price of the Zero Coupon Notes) attributable to the period from the date of original issue of the Zero Coupon Notes to the commencement of the proceeding. The method used to pro rata the discount may differ from the method set forth below under "Terms of the 1986 Indenture - Subordination".

United States Tax Considerations

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and existing Treasury Regulations, Revenue Rulings and judicial decisions. This summary discusses only Zero Coupon Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, or dealers in securities. Persons considering the purchase of Zero Coupon Notes should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Original Issue Discount. Under certain Treasury Regulations, the Zero Coupon Notes are considered to have been issued with original issue discount for federal income tax purposes because they were issued for an amount less than their stated redemption price at maturity. As a result, holders of the Zero Coupon Notes are required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant interest method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, holders of the Zero Coupon Notes generally are required to include in income increasingly greater amounts of original issue discount in successive semiannual accrual periods. The issue price of the Zero Coupon Notes, which is set forth on the legend on the face of each Zero Coupon Note, is equal to the initial offering price at which a substantial amount of the Zero Coupon Notes were sold (excluding sales to bond houses and brokers acting in their capacity as underwriters or wholesalers).

Sale, Exchange, Retirement or Other Disposition of the Zero Coupon Notes. Upon the sale, exchange, retirement or other disposition of a Zero Coupon Note, a holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition and such holder's adjusted tax basis in the Zero Coupon Note. A holder's adjusted tax basis in a Zero Coupon
Note is equal to the cost of the Zero Coupon Note to such holder, increased by the amounts of original issue discount and any market discount previously included in income by the holder with respect to such Zero Coupon Note.

     Gain or loss realized on the sale, exchange, retirement or other disposition of a Zero Coupon Note is capital gain or loss (except to the extent of any accrued market discount not previously included in the holder's taxable income). See "Market Discount and Premium" below. Although capital gains are generally taxed at the same rates as ordinary income, with respect to certain non-corporate taxpayers the excess of net long-term capital gains over short-term capital losses may be taxed at a lower rate than ordinary income. A capital gain or loss is long-term if the asset is held for more than one year and short-term if held one year or less. In addition, the distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Market Discount and Premium. If a holder purchases a Zero Coupon Note (including upon its original issuance) for an amount that is less than its "revised issue price", the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than the specified de minimis amount. The revised issue price of a Zero Coupon Note is defined as the sum of the issue price of the Zero Coupon Note and the aggregate amount of original issue discount includible, without regard to the rules for amortization of acquisition premium discussed below, in the gross income of all previous holders of the Zero Coupon Note.

     Under the market discount rules of the Code, a holder is required to treat any gain on the sale, exchange, retirement or other disposition of a Zero Coupon Note as ordinary income to the extent of the market discount which has not previously been included in income (pursuant to an election by the holder to include such market discount in income as it accrues) and is treated as having accrued on such Zero Coupon Note during the period that the holder owned such Zero Coupon Note. If such Zero Coupon Note is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Code Section 1276(d)), accrued market discount will be includible as ordinary income to the holders if such had sold the Zero Coupon Note at its then fair market value. In addition, the holder may be required to defer, until the maturity of the Zero Coupon Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such Zero Coupon Note.

     Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Zero Coupon Note, unless the holder elects to accrue on the basis of semiannual compounding. A holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rule described above regarding deferral of interest deductions will not apply. An election to include market discount currently, once made, will apply to all market discount obligations acquired by the holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

     A holder who purchases a Zero Coupon Note for an amount that is greater than its revised issue price but less than its stated redemption price at maturity will be considered to have purchased such Zero Coupon Note at an "acquisition premium". Under the acquisition premium rules of the Code, the amount of original issue discount which such holder must include in its gross income with respect to such Zero Coupon Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year. Alternatively, a holder may elect to compute original discount accruals using an issue price equal to its cost.

Backup Withholding and Information Reporting. Certain noncorporate holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest (including original issue discount) on, the proceeds of disposition of, a Zero Coupon Note. Backup withholding will apply only if the holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Terms and Provisions of the 7 5/8% Subordinated Notes due
November 15, 1998

     The 7 5/8% Subordinated Notes due November 15, 1998 (the "7 5/8% Notes") were issued under the 1986 Indenture and interest is payable semi-annually on May 15 and November 15 of each year to the persons in whose names the 7 5/8% Notes are registered at the close of business on May 1 or November 1, as the case may be, preceding such May 15 and November 15. The 7 5/8% Notes are unsecured debt obligations of J.P. Morgan and are subordinate in right of payment to all Senior Indebtedness of J.P. Morgan to the extent set forth herein. The 7 5/8% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 7 5/8% Notes are not represented by notes in definitive form but are represented by one or more global securities (the "7 5/8% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 7 5/8% Notes represented by the 7 5/8% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 7 5/8% Notes in definitive form will not be issued. Settlement for the 7 5/8% Notes will be made in immediately available funds. The 7 5/8% Notes trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

     The 7 5/8% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 7 5/8% Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 7 1/4% Subordinated Notes due
January 15, 2002

     The 7 1/4% Subordinated Notes due January 15, 2002 (the "7 1/4% Notes") were issued under the 1986 Indenture and interest is payable semi-annually on January 15 and July 15 of each year to the persons in whose names the 7 1/4% Notes are registered at the close of business on January 1 or July 1, as the case may be, preceding such January 15 and July 15. The 7 1/4% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 7 1/4% Notes are not represented by notes in definitive form but are represented by one or more global securities (the "7 1/4% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 7 1/4% Notes represented by the 7 1/4% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 7 1/4% Notes in definitive form will not be issued. Settlements for the 7 1/4% Notes will be made in immediately available funds. The 7 1/4% Notes trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

     The 7 1/4% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 7 1/4% Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 8 1/2% Subordinated Notes due
August 15, 2003

     The 8 1/2% Subordinated Notes due August 15, 2003 (the "8 1/2% Notes") were issued under the 1986 Indenture and interest is payable semi-annually on February 15 and August 15 of each year to the persons in whose names the 8 1/2% Notes are registered at the close of business on February 1 or August 1, as the case may be, preceding such February 15 and August 15. The 8 1/2% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 8 1/2% Notes are not represented by notes in definitive form but are represented by one or more global securities (the "8 1/2% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 8 1/2% Notes represented by the 8 1/2% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 8 1/2% Notes in definitive form will not be issued. Settlements for the 8 1/2% Notes will be made in immediately available funds. The 8 1/2% Notes trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

     The 8 1/2% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 8 1/2% Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 9 5/8% Subordinated Notes due
December 15, 1998

     The 9 5/8% Subordinated Notes due December 15, 1998 (the "9 5/8% Notes") were issued under the 1986 Indenture and interest is payable semi-annually on June 15 and December 15 of each year to the persons in whose names the 9 5/8% Notes are registered at the close of business on June 1 or December 1, as the case may be, preceding such June 15 and December
15. The 9 5/8% Notes may not be redeemed prior to December 15, 1995. Thereafter, they may be redeemed on at least 30 days' notice at the option of J.P. Morgan, as a whole or in part, at any time, at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. The 9 5/8% Notes are subordinated in right of payment to Senior Indebtedness of J.P. Morgan.

     The 9 5/8% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 9 5/8% Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms of the 1986 Indenture

General. The 1986 Indenture does not limit the amount of 1986 Debt Securities which may be issued thereunder. The 1986 Debt Securities are unsecured and subordinate in right of payment to all Senior Indebtedness of J.P. Morgan as discussed under "Subordination" below. In addition, since J.P. Morgan is a holding company, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the 1986 Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

     The 1986 Debt Securities may be presented for exchange, and registered 1986 Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the 1986 Indenture and the 1986 Debt Securities. The 1986 Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any exchange of 1986 Debt Securities or transfer of 1986 Debt Securities in registered form, but J.P. Morgan may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith. (Section 2.8.)

Subordination. The 1986 Debt Securities are subordinate in right of payment as provided in the 1986 Indenture to all Senior Indebtedness of J.P. Morgan. No payment pursuant to the 1986 Debt Securities may be made and no holder of the 1986 Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness of J.P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2.) Upon any distribution of the assets of J.P. Morgan upon dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness of J.P. Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the 1986 Debt Securities. (Section 10.3.) By reason of such subordination, in the event of the insolvency of J.P. Morgan, holders of Senior Indebtedness of J.P. Morgan may receive more, ratably, and holders of the 1986 Debt Securities or coupon appertaining thereto may receive less, ratably, than the other creditors of J.P. Morgan. Such subordination will not prevent the occurrence of any Event of Default in respect of the 1986 Debt Securities. The 1986 Indenture does not limit the amount of Senior Indebtedness J.P. Morgan may incur.

     Senior Indebtedness of J.P. Morgan for purposes of this description of 1986 Debt Securities is defined as the principal of, premium, if any, and interest on (a) all indebtedness of J.P. Morgan for money borrowed, whether outstanding on the date of execution of the 1986 Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the 1986 Debt Securities or to rank pari passu with the 1986 Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of J.P. Morgan's bankruptcy.

Events of Default, Waiver, Notice, 1986 Debt Securities in Foreign Currencies. As to any series of 1986 Debt Securities, an Event of Default is defined in the 1986 Indenture as (a) default for 30 days payment of any interest on the 1986 Debt Securities of such series; (b) default in payment of principal of or premium, if any, on the 1986 Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the 1986 Debt Securities of such series; (d) default by J.P. Morgan in the performance of any other covenant or warranty contained in the 1986 Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice given as specified in the 1986 Indenture; and (e) certain events of bankruptcy, insolvency and reorganization of J.P. Morgan. (Section 5.1.) An Event of Default with respect to a particular series of 1986 Debt Securities issued under the 1986 Indenture does not necessarily constitute an Event of Default with respect to any other series of 1986 Debt Securities issued thereunder. The 1986 Indenture provides that the Trustee may withhold notice to the holders of 1986 Debt Securities of any series of any default (except in payment of principal of or interest or premium, if any, on such 1986 Debt Securities or in the making of any sinking fund payment with respect to such 1986 Debt Securities) if the Trustee considers it in the interest of the holders of 1986 Debt Securities of such series to do so. (Section 5.11.)

     If an Event of Default described in clause (e) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all 1986 Debt Securities then outstanding (treated as one class) by notice in writing to J.P. Morgan (and to the Trustee if given by the holders of 1986 Debt Securities), may declare the entire principal (or, in the case of original issue discount 1986 Debt Securities, the portion thereof specified in the terms thereof) of all 1986 Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration the same shall become immediately due and payable. Prior to the declaration of the acceleration of the maturity of the 1986 Debt Securities of any series, the holders thereof of a majority in principal amount thereof then outstanding (voting as one class) may waive any such default or Event of Default, and its consequences except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holders of each series of 1986 Debt Securities so affected. In the case of any such waiver, J.P. Morgan, the Trustee and the holders of 1986 Debt Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Sections 5.1 and 5.10.)

     The holders of a majority in principal amount of the outstanding 1986 Debt Securities of each series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the 1986 Indenture, subject to certain limitations specified in the 1986 Indenture, provided that the holders of 1986 Debt Securities shall have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d).) The 1986 Indenture requires the annual delivery by J.P. Morgan to the Trustee of a written statement as to the absence of certain defaults under the 1986 Indenture. (Section 3.5.) Whenever the 1986 Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of 1986 Debt Securities, any amount in respect of any 1986 Debt Security denominated in a currency other than U.S. dollars or in any currency unit shall be treated as that amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as J.P. Morgan specifies to the Trustee or in the absence of such notice, as the Trustee may determine. (Section 12.11.)

Modification of the 1986 Indenture; Waiver of Compliance.
The 1986 Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the 1986 Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the 1986 Indenture or any supplemental indenture or the right of the holders of the 1986 Debt Securities, or waive compliance by J.P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of any 1986 Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount 1986 Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any 1986 Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the 1986 Debt Securities provide therefor, any right of repayment at the option of the holder of a 1986 Debt Security, without the consent of the holder of each 1986 Debt Security so affected or (ii) reduce the aforesaid percentage of 1986 Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each 1986 Debt Security so affected. (Sections 8.2 and 8.6.)

     The 1986 Indenture also permits J.P. Morgan and the Trustee to amend the 1986 Indenture in certain circumstances without the consent of the holders of 1986 Debt Securities to evidence the merger of J.P. Morgan or the replacement of the Trustee and for certain other purposes. (Section 8.1.)

Consolidations, Mergers and Sales of Assets. J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the 1986 Debt Securities and the performance and observance of all the covenants and conditions of the 1986 Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Nine.)


               DESCRIPTION OF DEBT SECURITIES
                  UNDER THE 1993 INDENTURE

     Brief summaries of certain provisions of the 1993 Indenture and the Debt Securities issued thereunder (the "1993 Debt Securities") do not purport to be complete. Certain capitalized terms used herein are defined in the 1993 Indenture. References in italics are to sections or articles of the 1993 Indenture. Where any particular sections or defined terms of the 1993 Indenture are referred to, such sections or defined terms are incorporated herein by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

Terms of the Subordinated Constant Maturity Treasury Floating
Rate Notes due March 13, 2000

General. The Subordinated Constant Maturity Treasury Floating Rate Notes due March 13, 2000 (the "CMT Notes") were issued under the 1993 Indenture and interest is payable quarterly on the thirteenth day of each March, June, September and December (the "CMT Interest Payment Date"), to the persons in whose names the CMT Notes are registered at the close of business on the fifteenth calendar day prior to each CMT Interest Payment Date. The interest rate on the CMT Notes for each CMT Interest Period will be at a floating rate equal to 2.25% per annum plus the product of 0.4 times the Ten Year Constant Maturity Treasury Rate (the "Ten Year CMT Rate"), determined as described below under "Interest", subject to a minimum rate for each CMT Interest Period of 5.30% per annum. Interest will be computed on the basis of a 365 or 366 day year and the actual number of days in the applicable CMT Interest Period. The CMT Notes are not redeemable prior to their stated maturity.

     The CMT Notes are issued in fully registered form, in denominations of $250,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the CMT Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

     The CMT Notes are unsecured debt obligations of J.P. Morgan and are subordinate in right of payment to all Senior Indebtedness of J.P. Morgan and, in certain circumstances, to the Derivative Obligations (as defined) of J.P. Morgan to the extent set forth below under "Subordination". Payment of principal of the CMT Notes may be accelerated only in the case of the bankruptcy or reorganization of J.P. Morgan. There is no right of acceleration in the case of the default in the payment of interest on the CMT Notes, or the performance of any other covenant of J.P. Morgan.

     The CMT Notes are represented by global securities (the "CMT Global Securities") registered in the name of the nominee of The Depository Trust Company, acting as the depository (the "Depository"). Interests in the CMT Notes represented by the CMT Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", CMT Notes in definitive form will not be issued. Settlement for the CMT Notes will be made in immediately available funds. The CMT Notes trade in the Depository's Same-Day Funds Settlement System and Secondary market trading activity for the CMT Notes will therefore settle in immediately available funds. All payments of principal and interest will be made by J.P. Morgan in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

Interest. The "CMT Interest Period" is each period from and including a CMT Interest Payment Date in respect of the CMT
Notes up to but excluding the next succeeding CMT Interest
Payment Date.

     The Ten Year CMT Rate will be determined by the New York branch of Morgan Guaranty Trust Company of New York, as Calculation Agent (the "CMT Calculation Agent") (or, if the CMT Calculation Agent fails to establish the applicable rate of interest for any CMT Interest Period, or if J.P. Morgan removes the CMT Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the CMT Calculation Agent) for each CMT Interest Period in accordance with the following provisions:

     For each CMT Interest Period, except as provided below in this paragraph, the Ten Year CMT Rate will be the respective daily rate set forth for the last New York Business Day contained in the weekly Federal Reserve Statistical Release H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System most recently during the Calendar Period immediately prior to the second New York Business Day (the "CMT Interest Determination Date") preceding the first day of the applicable CMT Interest Period (such first day shall be the "CMT Reset Date") opposite the caption "U.S. Government Securities/Treasury Constant Maturities/ 10-Year" or any replacement caption. In the event that a per annum Ten Year CMT Rate shall not be available as described above, then the Ten Year CMT Rate for such CMT Interest Period shall be the Fall Back Rate (hereinafter defined). The Fall Back Rate will be the daily per annum yield to maturity of the current ("on the run") U.S. Treasury Note with a ten year maturity based on the mid-market yield displayed on Telerate Page 7690 by Cantor Fitzgerald at 12:00 noon, New York time, on the CMT Interest Determination Date. Telerate Page 7690 shall mean the page 7690 or its replacement as provided by the Telerate News Service. In the event that the CMT Calculation Agent determines in good faith that for any reason the CMT Calculation Agent cannot determine the Fall Back Rate for any CMT Interest Period as provided above in this paragraph, the Fall Back Rate for such CMT Interest Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids on the CMT Interest Determination Date of the actively traded U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted on such CMT Interest Determination Date to the CMT Calculation Agent by at least three recognized dealers in U.S. Government securities selected by the CMT Calculation Agent.

     All percentages resulting from any calculations on the CMT Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     As used herein, the term "Calendar Period" means a period of ten calendar days; the term "New York Business Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York City, New York; and the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount.

     J.P. Morgan has agreed that, so long as the CMT Notes remain outstanding, it will maintain under appointment an agent (the "CMT Calculation Agent"), initially the New York branch of Morgan Guaranty Trust Company of New York, to calculate the rate of interest payable on the CMT Notes in respect of each CMT Interest Period subsequent to the CMT
Initial Interest Period. If the CMT Calculation Agent fails to establish the applicable rate of interest for any CMT
Interest Period, or if J.P. Morgan removes the CMT
Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the CMT Calculation Agent.

Terms and Provisions of the 5 3/4% Subordinated Notes due
October 15, 2008

     The 5 3/4% Subordinated Notes due October 15, 2008 (the "5 3/4% Notes") were issued under the 1993 Indenture and interest is payable semi-annually on April 15 and October 15 of each year to the persons in whose names the 5 3/4% Notes are registered at the close of business on April 1 or October 1, as the case may be, preceding such April 15 and October
15. The 5 3/4% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 5 3/4% Notes are represented by Global Securities (the "5 3/4% Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 5 3/4% Notes represented by the 5 3/4% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 5 3/4% Notes in definitive form will not be issued. Settlement for the 5 3/4% Notes will be made in immediately available funds. The 5 3/4% Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 5 3/4% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 5 3/4% Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 6 1/4% Subordinated Notes due
January 15, 2009

     The 6 1/4% Subordinated Notes due January 15, 2009 (the "2009 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on July 15 and January 15 of each year to the persons in whose names the 2009 Notes are registered at the close of business on July 1 or January 1, as the case may be, preceding such July 15 and January 15. The 2009 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 2009 Notes are represented by Global Securities (the "2009 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2009 Notes represented by the 2009 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2009 Notes in definitive form will not be issued. Settlement for the 2009 Notes will be made in immediately available funds. The 2009 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 2009 Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof.
The paying agent, registrar and transfer agent for the 2009
Notes is First Trust of New York, National Association, 100
Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 7 5/8% Subordinated Notes due
September 15, 2004

     The 7 5/8% Subordinated Notes due September 15, 2004 (the "2004 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on March 15 and September 15 of each year to the persons in whose names the 2004 Notes are registered at the close of business on March 1 or September 1, as the case may be, preceding such March 15 and September 15. The 2004 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 2004 Notes are represented by Global Securities (the "2004 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2004 Notes represented by the 2004 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2004 Notes in definitive form will not be issued. Settlement for the 2004 Notes will be made in immediately available funds. The 2004 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 2004 Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof.
The paying agent, registrar and transfer agent for the 2004
Notes is First Trust of New York, National Association, 100
Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 8% Subordinated Notes due May 30,
2005

     The 8% Subordinated Notes due May 30, 2005 (the "2005 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on November 30 and May 30 of each year (each a "2005 Notes Interest Payment Date") to the persons in whose names the 2005 Notes are registered at the close of business on the fifteenth calendar day prior to each 2005 Notes Interest Payment Date. The 2005 Notes are not entitled to any sinking fund. The 2005 Notes may not be redeemed prior to May 30, 1998. Thereafter, they may be redeemed at the option of J.P. Morgan upon at least 30 days notice, in whole but not in part, on any 2005 Notes Interest Payment Date at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. The 2005 Notes are represented by Global Securities (the "2005 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2005 Notes represented by the 2005 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2005 Notes in definitive form will not be issued. Settlement for the 2005 Notes will be made in immediately available funds. The 2005 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 2005 Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof.
The paying agent and registrar for the 2005 Notes is First
Trust of New York, National Association, 100 Wall Street,
Suite 1600, New York, New York 10005.

Terms and Provisions of the 7 1/4% Subordinated Notes due
October 1, 2010

     The 7 1/4% Subordinated Notes due October 1, 2010 (the "2010 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on April 1 and October 1 of each year (each a "2010 Notes Interest Payment Date") to the persons in whose names the 2010 Notes are registered at the close of business on the fifteenth calendar day prior to each 2010 Notes Interest Payment Date. The 2010 Notes may not be redeemed prior to October 1, 2000. Thereafter, they may be redeemed at the option of J.P. Morgan upon at least 15 calendar days notice, in whole but not in part, on any 2010 Notes Interest Payment Date at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. The 2010 Notes are not entitled to any sinking fund. Interest on the 2010 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The 2010 Notes are represented by Global Securities (the "2010 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2010 Notes represented by the 2010 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2010 Notes in definitive form will not be issued. Settlement for the 2010 Notes will be made in immediately available funds. The 2010 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 2010 Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof.
The paying agent and registrar for the 2010 Notes is First
Trust of New York, National Association, 100 Wall Street,
Suite 1600, New York, New York 10005.

Terms and Provisions of the 6.61% Subordinated Notes due
December 15, 2010

     The 6.61% Subordinated Notes due December 15, 2010 (the "6.61% Notes") were issued under the 1993 Indenture and interest is payable on the 15th of each month of each year (each a "6.61% Notes Interest Payment Date") to the persons in whose names the 6.61% Notes are registered at the close of business on the first day of each such month. The 6.61 % Notes may not be redeemed prior to December 15, 2000. Thereafter, they may be redeemed at the option of J.P. Morgan upon at least 30 calendar days notice, in whole but not in part, semi-annually on each June 15 and December 15 at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. The 6.61% Notes are not entitled to any sinking fund. Interest on the 6.61% Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The 6.61% Notes are represented by Global Securities (the "6.61% Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 6.61% Notes represented by the 6.61% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 6.61% Notes in definitive form will not be issued. Settlement for the 6.61% Notes will be made in immediately available funds. The 6.61% Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 6.61% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent and registrar for the 6.61% Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 6 1/4% Subordinated Notes due
December 15, 2005

     The 6 1/4% Subordinated Notes due December 15, 2005 (the "6 14% Notes") were issued under the 1993 Indenture and interest is payable on June 15 and December 15 of each year (each a "6 1/4% Notes Interest Payment Date") to the persons in whose names the 6 1/4% Notes are registered at the close of business on the fifteenth calendar day prior to each 6 1/4% Notes Interest Payment Date. The 6 1/4% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. Interest on the 6 1/4% Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The 6 1/4% Notes are represented by Global Securities (the "6 1/4% Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 6 1/4% Notes represented by the 6 1/4% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 6 1/4% Notes in definitive form will not be issued. Settlement for the 6 1/4% Notes will be made in immediately available funds. The 6 1/4% Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 6 1/4% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent and registrar for the 6 1/4% Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 6 1/4% Subordinated Notes due
February 15, 2011

     The 6 1/4% Subordinated Notes due February 15, 2011 (the "2011 Notes") were issued under the 1993 Indenture and interest is payable on August 15 and February 15 of each year (each a "2011 Notes Interest Payment Date") to the persons in whose names the 6 1/4% Notes are registered at the close of business on the fifteenth calendar day prior to each 2011 Notes Interest Payment Date. The 2011 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. Interest on the 2011 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The 2011 Notes are represented by Global Securities (the "2011 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2011 Notes represented by the 2011 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2011 Notes in definitive form will not be issued. Settlement for the 2011 Notes will be made in immediately available funds. The 2011 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

     The 2011 Notes are issued in fully registered form, in denominations of $250,000 with $1,000 integral multiples thereafter. The paying agent and registrar for the 2011 Notes is First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

Terms of the 1993 Indenture

General. The 1993 Indenture does not limit the amount of 1993 Debt Securities which may be issued thereunder and provides that 1993 Debt Securities may be issued in series thereunder up to the aggregate principal amount which may be authorized from time to time by J.P. Morgan.

     The 1993 Debt Securities are unsecured and subordinate in right of payment to all Senior Indebtedness of J.P. Morgan and, in certain circumstances relating to bankruptcy or insolvency of J.P. Morgan, the Derivative Obligations (as defined below), whether outstanding as of this date or hereafter incurred, as discussed under "Subordination" below. In addition, since J.P. Morgan is a holding company, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the 1993 Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

Subordination. The 1993 Debt Securities are subordinate in right of payment as provided in the 1993 Indenture to all Senior Indebtedness of J.P. Morgan. No payment pursuant to the 1993 Debt Securities may be made and no holder of the 1993 Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness of J.P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2.)

     Upon any distribution of the assets of J.P. Morgan upon dissolution, winding up, liquidation or reorganization, (i) the holders of Senior Indebtedness of J.P Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the 1993 Debt Securities and (ii) if, after giving effect to the operation of clause (i) above, amounts remain available for payment or distribution in respect of the 1993 Debt Securities (any such remaining amount being defined in the 1993 Indenture as the "Excess Proceeds") and creditors in respect of Derivative Obligations have not received payment in full of amounts due or to become due thereon, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of all such Derivative Obligations before any payment may be made on the 1993 Debt Securities. (Sections 10.3 and 10.12.) By reason of such subordination, in the event of bankruptcy or insolvency of J.P. Morgan, holders of Senior Indebtedness and Derivative Obligations of J.P. Morgan may receive more, ratably, and holders of the 1993 Debt Securities or coupon appertaining thereto may receive less, ratably, than the other creditors of J.P. Morgan. No series of subordinated debt is subordinate to any other series of subordinated debt. However, by reason of the obligation of the holders of the 1993 Debt Securities to pay over any Excess Proceeds to creditors in respect of Derivative Obligations, in the event of bankruptcy or insolvency of J.P. Morgan, the holders of the 1993 Debt Securities may receive less, ratably, than holders of Antecedent Subordinated Indebtedness (as defined below). Such subordination will not prevent the occurrence of an Event of Default in respect of the 1993 Debt Securities. The 1993 Indenture does not limit the amount of Senior Indebtedness J.P. Morgan may incur.

     Senior Indebtedness of J.P. Morgan for purposes of this description of 1993 Debt Securities is defined as principal of, premium, if any, and interest on all indebtedness of J.P. Morgan for money borrowed, whether outstanding on the date of execution of the 1993 Indenture or thereafter created, assumed or incurred and such indebtedness as is by its terms expressly stated to be not superior in right of payment to the 1993 Debt Securities or to rank pari passu with the 1993 Debt Securities and any deferrals, renewals or extensions of any such Senior Indebtedness. The term "Indebtedness of J.P. Morgan for money borrowed" as used in the foregoing sentence shall mean any obligation of, or any obligation guaranteed by, J.P. Morgan for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of J.P. Morgan's bankruptcy. (Section 1.1.)

     Derivative Obligations of J.P. Morgan are defined in the 1993 Indenture as obligations of J.P. Morgan to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations do not include claims in respect of Senior Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to the 1993 Debt Securities or to rank pari passu with the 1993 Debt Securities. For purposes of this definition, "claim" has the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended and in effect on the date of the 1993 Indenture. Antecedent Subordinated Indebtedness of J.P. Morgan is defined in the 1993 Indenture as all indebtedness and other obligations outstanding on the date of the 1993 Indenture. (Section 1.1.)

Events of Default, Waiver, Notice, 1993 Debt Securities in Foreign Currencies. As to any series of 1993 Debt Securities, an Event of Default is defined in the 1993 Indenture as (a) default for 30 days in payment of any interest on the 1993 Debt Securities of such series; (b) default in payment of principal of or premium, if any, on the 1993 Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the 1993 Debt Securities of such series; (d) default by J.P. Morgan in the performance of any other covenant or warranty contained in the 1993 Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice given as specified in the 1993 Indenture; and (e) certain events of bankruptcy or reorganization of J.P. Morgan. (Section 5.1.) An Event of Default with respect to a particular series of 1993 Debt Securities issued under the 1993 Indenture does not necessarily constitute an Event of Default with respect to any other series of 1993 Debt Securities issued thereunder. The 1993 Indenture provides that the Trustee may withhold notice to the holders of 1993 Debt Securities of any series of any default (except in payment of principal of or interest or premium, if any, on such 1993 Debt Securities or in the making of any sinking fund payment with respect to such 1993 Debt Securities) if the Trustee considers it in the interest of the holders of 1993 Debt Securities of such series to do so. (Section 5.11.)

     The 1993 Indenture provides that if an Event of Default described in clause (e) above shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of all 1993
Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of original issue discount 1993 Debt Securities, the portion thereof specified in the terms thereof) of all 1993 Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of premium, or interest, if any, on such 1993 Debt Securities) may be waived by the holders of a majority in principal amount of the 1993 Debt Securities of all series then outstanding. (Sections 5.1 and 5.10.)

     The holders of a majority in principal amount of the outstanding 1993 Debt Securities of each series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the 1993 Indenture, subject to certain limitations specified in the 1993 Indenture, provided that the holders of 1993 Debt Securities shall have offered to the Trustee reasonable indemnity against expense and liabilities. (Sections 5.9 and 6.2(d).) The 1993 Indenture requires the annual delivery by J.P. Morgan to the Trustee of a written statement as to the absence of certain defaults under the 1993 Indenture. Whenever the 1993 Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of 1993 Debt Securities, in the absence of any provision to the contrary in the form of 1993 Debt Security, any amount in respect of any 1993 Debt Security denominated in a currency other than U.S. dollars or in any currency unit shall be treated as that amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as J.P. Morgan specifies to the Trustee or in the absence of such notice, as the Trustee may determine. (Section 12.11.)

Modification of the 1993 Indenture; Waiver of Compliance.
The 1993 Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the 1993 Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the 1993 Indenture or any supplemental indenture or the rights of the holders of the 1993 Debt Securities, or waive compliance by J.P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of any 1993 Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount 1993 Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any 1993 Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the 1993 Debt Security provide therefor, any right of repayment at the option of the holder of a 1993 Debt Security, without the consent of the holder of each 1993 Debt Security so affected or (ii) reduce the aforesaid percentage of 1993 Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each 1993 Debt Security so affected. (Sections 8.2 and 8.6.)

     The 1993 Indenture also permits J.P. Morgan and the Trustee to amend the 1993 Indenture in certain circumstances without the consent of the holders of 1993 Debt Securities to evidence the merger of J.P. Morgan, the replacement of the Trustee, to effect modifications which do not affect any series of 1993 Debt Security already outstanding, and for certain other purposes. (Section 8.1.)

Consolidations, Mergers and Sales of Assets. J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the 1993 Debt Securities and the performance and observance of all the covenants and conditions of the 1993 Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Nine.)


              SAME-DAY FUNDS SETTLEMENT SYSTEM

     The Same-Day Funds Settlement System is applicable to the 1996 Floating Rate Notes, the 1997 Floating Rate Notes, the 6.20% Notes, the 1996 FR Notes, the 5.97% Notes, the 7 5/8% Notes, the 7 1/4% Notes, the 8 1/2% Notes, the CMT Notes, the 5 3/4% Notes, the 2009 Notes, the 2004 Notes, the 2005 Notes, the 2010 Notes, the 6.61% Notes, the 6 1/4% Notes and the 2011 Notes (each referred to herein as the "Notes") which are represented by the 1996 Global Securities, the 1997 Global Securities, the 6.20% Global Securities, the 1996 FR Global Securities, the 5.97% Global Securities, the 7 5/8% Global Securities, the 7 1/4% Global Securities, the 8 1/2% Global Securities, the CMT Global Securities, the 5 3/4% Global Securities, the 2009 Global Securities, the 2004 Global Securities, the 2005 Global Securities, the 2010 Global Securities, the 6.61% Global Securities, the 6 1/4% Global Securities and the 2011 Global Securities, respectively, (each referred to herein as the "Global Securities") which are registered in the name of the nominee of The Depository Trust Company ("DTC"), which acts as the Depository (the "Depository") for the Global Securities. The following is a summary of DTC's Same-Day Funds Settlement System.

Book-Entry System. The Notes are represented by one or more global securities deposited with the Depository and registered in the name of a nominee of DTC. Except as set forth below, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof (except for the CMT Notes which are available for purchase in denominations of $250,000 and integral multiples thereof, the 1996 FR Notes which are available for purchase in denominations of $250,000 with $50,000 integral multiples thereafter, the 5.97% Notes which are available for purchase in denominations of $1,000,000 with $1,000 integral multiples thereafter and the 2011 Notes which are available for purchase in denominations of $250,000 with $1,000 integral multiples thereafter) in book-entry form only. The term "Depository" refers to DTC or any successor depository.

     DTC has advised J.P. Morgan and JPMSI as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of persons who have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including JPMSI), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon issuance by J.P. Morgan of the Notes represented by the Global Securities, the Depository or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Securities to the accounts of participants. The accounts to be credited shall be designated by JPMSI. Ownership of beneficial interests in the Notes represented by the Global Securities will be limited to participants or persons that hold interests through participants. Ownership of such beneficial interests in the Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to interests of participants in the Depository), or by participants in the Depository or persons that may hold interests through such participants (with respect to persons other than participants in the Depository). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Notes represented by the Global Securities.

     So long as the Depository for the Global Securities, or its nominee, is the registered owner of such Global Securities, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Securities for all purposes under the Indentures. Except as provided below, owners of beneficial interests in the Notes represented by the Global Securities will not be entitled to have the Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the Indentures. Unless and until the Global Securities are exchanged in whole or in part for individual certificates evidencing the Notes represented thereby, such Global Securities may not be transferred except as a whole by the Depository for such Global Securities to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor Depository.

     Payments of principal of and interest on the Notes represented by the Global Securities registered in the name of the Depository or its nominee will be made by J.P. Morgan through the Paying Agent to the Depository or its nominee, as the case may be, as the registered owner of the Notes represented by such Global Securities.

     J.P. Morgan has been advised that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of the Notes represented by the Global Securities, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective beneficial interests in the Notes represented by the Global Securities as shown on the records of the Depository. J.P. Morgan expects that payments by participants to owners of beneficial interests in the Notes represented by the Global Securities will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

     If the Depository is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by J.P. Morgan within 90 days, J.P. Morgan will issue individual Notes in definitive form in exchange for the Global Securities. In addition, J.P. Morgan may at any time and in its sole discretion determine not to have Global Securities, and, in such event, will issue individual Notes in definitive form in exchange for the Global Securities. In either instance, J.P. Morgan will issue Notes in definitive form, equal in aggregate principal amount to the Global Securities, in such names and in such principal amounts as the Depository shall request. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof (except for the CMT Notes which will be issued in denominations of $250,000 and integral multiples thereof, the 1996 FR Notes which will be issued in denominations of $250,000 with $50,000 integral multiples thereafter, the 5.97% Notes which will be issued in denominations of $1,000,000 with $1,000 integral multiples thereafter and the 2011 Notes which are available for purchase in denominations of $250,000 with $1,000 integral multiples thereafter) and will be in registered form only, without coupons.

     Neither J.P. Morgan, the Trustees, and any Paying Agents nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes represented by such Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Same-Day Settlement and Payment. Settlement for the Notes will be made by JPMSI in immediately available funds. All payments of principal and interest will be made by J.P.
Morgan in immediately available funds or the equivalent, so long as the Depository continues to make its Same-Day Funds
Settlement System available to J.P. Morgan.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Notes will trade in the Depository's Same-Day Funds Settlement System, and secondary market trading activity in the Notes will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

              DESCRIPTION OF CAPITAL SECURITIES

     The authorized capital stock of J.P. Morgan consists of 500,000,000 shares of Common Stock, $2.50 par value, and 10,000,000 shares of Preferred Stock, no par value. At December 31, 1995, there were 187,115,618 shares outstanding of Common Stock and 2,444,300 shares of Series A Adjustable Rate Cumulative Preferred Stock and 50,000 shares each of Series B, C, D, E, and F Variable Cumulative Preferred Stock.

     The brief summary of the principal provisions contained in J.P. Morgan's Restated Certificate of Incorporation does not purport to be complete.

Common Stock

     Subject to the prior rights of the Preferred Stock, holders of J.P. Morgan Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any fund legally available therefor and upon liquidation, dissolution or winding up to receive pro rata all of J.P. Morgan remaining after provision has been made for the payments of creditors.

     Under the Federal Reserve Act and New York State law, there are legal restrictions limiting the amount of dividends that Morgan Guaranty, a subsidiary of J.P. Morgan and a state member bank, can declare. The most restrictive test requires approval of the Board of Governors of the Federal Reserve System ("Federal Reserve Board") if dividends declared exceed the net profits for that year combined with the net profits for the preceding two years. The calculation of the amount available for payment of dividends is based on net profits determined in accordance with bank regulatory accounting principles, reduced by the amount of dividends declared. At December 31, 1994, the cumulative retained net profits for the years 1994 and 1993 available for distribution as dividends by Morgan Guaranty in 1995 without approval of the Federal Reserve Board amounted to approximately $1,440 million.

     The Federal Reserve Board may prohibit the payment of dividends if it determines that circumstances relating to the financial condition of a bank are such that the payment of dividends would be an unsafe and unsound practice. Delaware banking law also places certain limitations on the amount of dividends that J.P. Morgan Delaware, a subsidiary of J.P. Morgan and a Delaware state bank, can pay.

Voting Rights. Subject to the voting rights of the Preferred
Stock, all voting rights are vested in the holders of shares of J.P. Morgan Common Stock, each share being entitled to one vote.

Preemptive Rights. Holders of J.P. Morgan Common Stock do not have any preemptive rights to subscribe to any additional securities that J.P. Morgan may issue.

Non-Assessability. Under Delaware law J.P. Morgan Common
Stock is validly issued, fully paid and non-assessable.

Preferred Stock

General. The Preferred Stock, of which 10,000,000 shares have been authorized, upon issuance has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of J.P. Morgan and such other rights, preferences and limitations as may be fixed by the Board of Directors. Dividend provisions, liquidation preferences, voting rights, if any, sinking fund and redemption provisions, if any, and conversion and exchange provisions, if any, also will be fixed by the Board of Directors. The shares of Series Preferred Stock referred to in this Prospectus, when issued and paid for, will be validly issued, fully paid and non-assessable.

Series A Preferred Stock. Adjustable Rate Cumulative Preferred Stock, Series A. In March 1983, J.P. Morgan issued 2,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") of which 2,444,300 shares are currently outstanding. Dividends on the Series A Preferred Stock are cumulative. If the equivalent of six quarterly dividends payable on the Series A Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the number of directors of J.P. Morgan will be increased by two and the holders of the outstanding Series A Preferred Stock, voting together as a single class with holders of shares of any other series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors (the holders of record of Series A Preferred Stock being entitled to cast 1/10 of one vote) until all dividends in arrears have been declared and paid or set apart for payment in full. In the event of liquidation or dissolution, the holders of shares of Series A Preferred Stock are entitled to receive a distribution of $100 per share, plus, in each case, accrued and unpaid dividends to the date of final distribution.

     Except under certain circumstances, shares of Series A Preferred Stock were not redeemable prior to March 1, 1986. On or after such date and prior to February 29, 1988, shares of Series A Preferred Stock were redeemable at the option of J.P. Morgan, as a whole or in part, at a redemption price per share of $103.00 and thereafter at $100 per share. The redemption price set forth above with respect to Series A Preferred Stock will be increased, in each case, by the amount of accrued and unpaid dividends thereon to the date fixed for redemption.

     Dividends on the Series A Preferred Stock are established quarterly by a formula based on the interest rates of certain actively traded U.S. Treasury obligations.
In no event will the quarterly dividends payable on the Series A Preferred Stock be less than 5.00% or greater than 11.50% per annum.

Series B, C, D, E and F Preferred Stock. Variable Cumulative Preferred Stock, Series B, C, D, E and F. In January 1990, as another series of series preferred stock, J.P. Morgan issued $250 million, or 250,000 shares, of Variable Cumulative Preferred Stock, Series B, C, D, E and F (the "Variable Cumulative Preferred Stock") in five series of 50,000 shares each - Series B, Series C, Series D, Series E and Series F. These issues, priced at $1,000 per share, have contingent voting rights and a liquidation preference of $1,000 per share, plus accrued and unpaid dividends. Each of the five series is identical except that the dividend rates and dividend payment dates vary and separate auctions on different auction dates are held by each series.

     The shares of each of these series of Variable
Cumulative Preferred Stock are redeemable as a whole or in part (in units of 100 shares), except under certain conditions, at the option of J.P. Morgan, at a redemption price of $1,000 per share plus an amount equal to accrued and unpaid dividends.

     Dividends on each series of Variable Cumulative
Preferred Stock are cumulative and are payable generally every 49 days, subject to certain conditions. The dividend rates determined by either the Auction Procedures or the Remarketing Procedures for any Subsequent Dividend Period will not exceed the Maximum Rate, which is the product of a percentage ranging from 110% to 200% and the Federal Funds
Rate, the Effective Composite Commercial Paper Rate, the
Effective LIBOR Rate or the U.S. Treasury Rate, depending upon the prevailing rating of the Shares of Variable
Preferred Stock at such time and the duration of such Subsequent Dividend Period.

                         ERISA MATTERS

     J.P. Morgan and JPMSI may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to employee benefit plans ("Plans") that are subject to ERISA. The purchase of Debt Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which J.P. Morgan, JPMSI or any of their affiliates is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Debt Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transaction involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transaction involving insurance company pooled separate accounts).

     Additionally, ERISA and the Code may place restrictions on the purchase of Debt Securities by certain investors that are not Plans. The United States Supreme Court recently held, in the case of John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), that under certain circumstances the assets of an insurance company's general account may be treated as the assets of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA. Based on the reasoning of the John Hancock case, it could be argued that if J.P. Morgan or JPMSI is a party in interest or a disqualified person with respect to a Plan that has assets invested in the general account of an insurance company that acquires, holds or invests in Debt Securities using such general account funds, such acquisition of, or holding of, or investment in such Debt Securities might constitute a prohibited transaction for purposes of
Section 4975 of the Code or Section 406 of ERISA.

     By its purchase of a Debt Security, each holder will be deemed to have represented and warranted that the acquisition and ownership of such Debt Security by such holder will not constitute a prohibited transaction under ERISA or the Code. ANY PLANS OR OTHER ENTITIES WHOSE ASSETS INCLUDE PLAN ASSETS SUBJECT TO ERISA SHOULD CONSULT THEIR ERISA ADVISORS.

                           EXPERTS

     The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994 (included in J.P. Morgan's Annual Report to Stockholders) are incorporated by reference in this Prospectus and have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

No  dealer,  salesman  or
any other person has been                     DEBT SECURITIES
authorized  to  give  any
representations     other
than  those contained  or
incorporated by reference
in   this  Prospectus  in
connection with the offer
contained     in     this
Prospectus, and, if given
or made, such information
or  representations  must
not  be  relied  upon  as
having been authorized by
J.P.  Morgan or by JPMSI.
This Prospectus shall not
constitute  an  offer  to
sell or a solicitation of
an  offer to buy  any  of
the   securities  offered
hereby       in       any                         J.P. MORGAN & CO.
jurisdiction    to    any                           INCORPORATED
person  to  whom  it   is
unlawful  to  make   such
offer or solicitation  in
such  jurisdiction.   The
delivery     of      this
Prospectus  at  any  time
does  not imply that  the
information   herein   is
correct  as of  any  time
subsequent  to  the  date
hereof.

  ----------------------------


       TABLE OF CONTENTS
                                    Page
                                    ----
Available Information............     2
Incorporation of Certain
  Documents by Reference.........     2
J.P. Morgan & Co. Incorporated...     3
Description of Debt Securities
 Under the 1973 Indenture........     6          J.P. MORGAN & CO.
Description of Debt Securities
 Under the 1982 Indenture........     7
Description of Debt Securities
 Under the 1986 Indenture........    15
Description of Debt Securities
 Under the 1993 Indenture........    20
Same-Day Funds Settlement System.    27
Description of Capital
 Securities......................    29
ERISA Matters....................    31
Experts..........................    31

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Indemnification of Officers and Directors.

   Article Seventh of the Restated Certificate of Incorporation of J.P. Morgan & Co. Incorporated (the "Registrant") provides, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify directors, officers, employees and agents of the Registrant, or persons serving at the written request of the Registrant as directors, officers, employees or agents of another corporation or enterprise, including Morgan Guaranty, against loss and expenses.

   Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. It also provides that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and it empowers the corporation to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    The indemnification permitted by Article Seventh of the Restated Certificate of Incorporation of the Registrant has been extended to all officers and directors of the Registrant's wholly owned direct and indirect subsidiaries, and to such officers and directors in their respective capacities as directors and officers of other corporations 25% or more of the voting securities of which is owned, directly or indirectly, by the Registrant. The Registrant has purchase liability insurance of the type referred to in Section 145. Subject to a $250,000 deductible for each loss, the policy covers the Registrant with respect to its obligation to indemnify directors and officers of the Registrant and its wholly owned direct and indirect subsidiaries. In addition, the policy covers directors and officers of the Registrant and its wholly owned direct and indirect subsidiaries with respect to certain liabilities which are not reimbursable by the Registrant. Subject to certain exclusions from the coverage, the insurance provides for payment of loss in excess of the applicable deductible to an aggregate limit of $90,000,000 for each policy year. Insurance coverage does not extend to certain claims, including claims based upon or attributable to the insured's gaining personal profit or advantage in which he is not legally entitled, claims brought about or contributed to by the dishonesty of the insured, and claims under Section 16(b) of the Securities Exchange Act of 1934 for an accounting of profits resulting from the purchase or sale by the insured of the Registrant's securities.

Item 16. Exhibits.

1(a)(1)* Form of Underwriting Agreement (including form of Delayed Delivery Contract) for Subordinated Debt.
1(a)(2)** Form of Underwriting Agreement (including form of Delayed
          Delivery Contract) for Debt.
1(a)(3)+ Form of Underwriting Agreement for Series Preferred Stock, Depositary Shares and Preferred Stock Warrants.
1(a)(4)+  Form of Underwriting Agreement for Currency Warrants.
1(b)(1)*  Form of Purchase Agreement for Subordinated Debt.
1(b)(2)** Form of Purchase Agreement for Debt.
1(c)(1)*  Form of Selling Agent Agreement for Subordinated Debt.
1(c)(2)** Form of Selling Agent Agreement for Debt.
1(d)(1)++ Form of Distribution Agreement for Medium-Term Notes.
3(a)+++ Restated Certificate of Incorporation of J.P. Morgan & Co. Incorporated, as amended.
3(b)+ By-Laws of J.P. Morgan & Co. Incorporated as amended through December 11, 1991.
4(a)(1)* Indenture dated as of March 1, 1993, between J.P. Morgan & Co. Incorporated and Citibank, N.A., as Trustee (now First Trust of New York, National Association, as Successor Trustee).
4(a)(2) Indenture dated as of August 15, 1982, between J.P. Morgan & Co. Incorporated and Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee (now First Trust of New York, National Association, as Successor Trustee), (incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K, dated February 7, 1986, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Act")).
4(a)(3) Form of First Supplemental Indenture dated as of May 5, 1986 between J.P. Morgan & Co. Incorporated and Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee, (now First Trust of New York, National Association, as Successor Trustee)(incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K, dated August 13, 1986, filed pursuant to Section 13 of the Act).
4(a)(3) Form of Second Supplemental Indenture dated as of February 27, 1996 between J.P. Morgan & Co. Incorporated and First Trust of New York, National Association, as Trustee (incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K, dated February 23, 1996, filed pursuant to Section 13 of the Act).
4(a)(4)+ Form of Certificate of Designations for Series Preferred Stock. 4(a)(5)+ Form of Certificate for Shares of Series Preferred Stock. 4(a)(6)+ Form of Deposit Agreement.
4(a)(7)+ Form of Depositary Receipt of Depositary Shares (contained as Exhibit A to Form of Deposit Agreement).
4(b)(1)*  Form of Security (Subordinated Note).
4(b)(2)** Form of Security (Note).
4(c)(1)*  Form of Security (Subordinated Debenture).
4(c)(2)** Form of Security (Debenture).
4(d)(1)*  Form of Security (Discount Subordinated Security).
4(d)(2)** Form of Security (Discount Security).
4(e)(1)*  Form of Security (Zero Coupon Subordinated Security).
4(e)(2)** Form of Security (Zero Coupon Security).
4(f)(1)*  Form of Security (Extendible Subordinated Note).
4(f)(2)** Form of Security (Extendible Note).
4(g)*     Form of Debt Warrant Agreement.
4(h)*     Form of Debt Warrant (included as Exhibit A to form of
          Warrant Agreement).
4(i)+     Form of Preferred Stock Warrant Agreement.
4(j)+ Form of Preferred Stock Warrant (included as Exhibit A to form of Preferred Stock Warrant Agreement).
4(k)+     Form of Currency Warrant Agreement.
4(l)+ Form of Currency Warrant (included as Exhibit A to form of Currency Warrant Agreement).
5++       Opinion of Margaret M. Foran.
12.3++ Computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23(a)     Consent of Price Waterhouse LLP.
  (b)++   Consent of Margaret M.  Foran (included in Exhibit 5).
24        Powers of Attorney.
25.1++    Statement of Eligibility of Debt Trustee on Form T-1.
25.2++    Statement of Eligibility of Subordinated Trustee on Form T-1.
____________________________________________________________________
* Previously filed as an exhibit to Registration Statement No. 33-45651 and incorporated by reference herein.
** Previously filed as an exhibit to Registration Statement No. 33-49049 and incorporated by reference herein.
+ Previously filed as an exhibit to Registration Statement No. 33-49775 and incorporated by reference herein.
++ Previously filed as an exhibit to Registration Statement No. 33-64193 and incorporated by reference herein.
+++ Previously filed as an exhibit to Registration Statement No. 33-55851 and incorporated by reference herein.

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on this 13th day of March, 1996.

                                   J.P. MORGAN & CO. INCORPORATED

                                   By: Margaret M. Foran/s/
                                       ---------------------------------
                                       Margaret M. Foran
                                      (Vice President, Assistant Secretary and

                                       Assistant General Counsel)

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


Signature                     Title                        Date
---------                     -----                        ----

DOUGLAS A. WARNER III*      Chairman of the Board,         March 13, 1996
(Douglas A. Warner III)     President and Director
                         (Principal Executive Officer)

RILEY P. BECHTEL*           Director                       March 13, 1996
(Riley P. Bechtel)

MARTIN FELDSTEIN*           Director                       March 13, 1996
(Martin Feldstein)

HANNA H. GRAY*              Director                       March 13, 1996
(Hanna H. Gray)

JAMES R. HOUGHTON*          Director                       March 13, 1996
(James R. Houghton)

JAMES L. KETELSEN*          Director                       March 13, 1996
(James L. Ketelsen)

WILLIAM S. LEE*             Director                       March 13, 1996
(William S. Lee)

ROBERTO G. MENDOZA*         Vice Chairman of               March 13, 1996
(Roberto G. Mendoza)        the Board and Director

MICHAEL E. PATTERSON*       Vice Chairman of               March 13, 1996
(Michael E. Patterson)      the Board and Director

LEE R. RAYMOND*             Director                       March 13, 1996
(Lee R. Raymond)

RICHARD D. SIMMONS*         Director                       March 13, 1996
(Richard D. Simmons)

KURT F. VIERMETZ*           Vice Chairman of               March 13, 1996
(Kurt F. Viermetz)          the Board and Director

DENNIS WEATHERSTONE*        Director                       March 13, 1996
(Dennis Weatherstone)

DOUGLAS C. YEARLEY*         Director                       March 13, 1996
(Douglas C. Yearley)

JOHN A. MAYER, JR.*        Chief Financial Officer         March 13, 1996
(John A. Mayer, Jr.)     (Principal Financial Officer)

DAVID H. SIDWELL*       Managing Director and Controller   March 13, 1996
(David H. Sidwell)       (Principal Accounting Officer)


*By:  Margaret M. Foran/s/                                 March 13, 1996
     ------------------------------------
     (Margaret M. Foran, Attorney-in-Fact)